Exhibit 10.5

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                         ALADDIN SYSTEMS HOLDINGS, INC.

                             1999 STOCK OPTION PLAN
                          (Effective October 25, 1999)

                        INCENTIVE STOCK OPTION AGREEMENT

      Aladdin Systems Holdings, Inc., a Nevada corporation (The "Company"), hereby grants an option to purchase Shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1999 Stock Option Plan (the "Plan").

Date of Option Grant: ____________, 1999

Name of Optionee: _______________________________________________

Optionee's Social Security Number: ____-___-_____

Number of Shares of Common Stock Covered by Option: _____________

Exercise Price per Share:$_______________________________________

Vesting Start Date: _______________, 1999

            By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.

Optionee: _______________________________________________________
                                    (Signature)

Company: ________________________________________________________
                                    (Signature)
                  Title: ________________________________________________
Attachment

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                         ALADDIN SYSTEMS HOLDINGS, INC.
                             1999 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option

This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

Your right to exercise this option vests monthly beginning on the Vesting Start Date, as shown on the cover sheet; provided, however, no portion of this option may be exercised prior to the expiration of twelve (12) months from the Date of Grant, as shown on the cover sheet. The number of Shares which may be purchased under this option by you at the Purchase Price shall be equal to the difference between (i) the product (rounded to the nearest integer) of the number of full months of your continuous employment with the Company (including all days of any approved leaves of absence) from the Vesting Starting Date times the number of Shares covered by this option times .02083333, minus (ii) the number of Shares purchased pursuant to this Option prior to such exercise. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Company service has terminated for any reason.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

Regular Termination

If your service as an employee of the Company (or any subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.

Notwithstanding anything else in this Agreement to the contrary, in the event that you cease to be employed by the Company within twelve (12) months from the Date of Grant for any reason all rights to purchase shares under this Option shall immediately terminate.

Death

If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date six (6) months after the date of death.

During that 6-month period, your estate or heirs may exercise the vested portion of your option.

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DisabilityIf your service as an employee of the Company (or any subsidiary)
terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date six (6) months after your termination date.

"Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Leaves of Absence

For purposes of this option, your service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether your option is entitled to ISO status, your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.

Restrictions on Exercise

The Company will not permit you to exercise this option if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in you and your spouse's names as community property or as joint tenants with right of survivorship). The Notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Periods of Nonexercisability

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Any other provision of this Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

o Your personal check, a cashier's check or a money order.

o To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option and the sale of the shares.

Restrictions on Resale

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred-eighty (180) days).

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In order to enforce the provisions of the foregoing paragraph, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof. In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these tings, this option will immediately become invalid. You may, however, dispose of this option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

Retention Rights

Your option or this Agreement do not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per

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share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

In the event that the Shares under the Plan is not registered under the Securities Act of 1933 all certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

Applicable Law

This Agreement will be interpreted and enforced under the internal laws of the State of California

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.